Filed Under Rule 433
Registration No. 333-169832
U-Haul Investors Club™ Investing made easier™ Invest in a name you’ve trusted since 1945™ Fair returns on asset-backed investments™ Or learn how direct investing works. Home About us How direct investing works Investment opportunities Frequently asked questions Contact us SEC filings Legal documents We have filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about us and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov or under the Investment Opportunities/View Full Details pages of this website. * Effective February 28, 2011. Per bankofamerica.com, bankrate.com, ing.com, and treasury.gov. Provided for comparison purposes only. Actual rates may vary. U- Haul Investors Club is not responsible nor does it guarantee accuracy of rates posted. U-Notes are not FDIC insured. © 2011 U-Haul Investors Club. All Rights Reserved.

U-Haul Investors Club™ Investing made easier™ About us The U-Haul Investors Club was founded by AMERCO® and U-Haul International, Inc., the leader in the “do-it-yourself” moving and self-storage business. Traditionally, U-Haul assets were purchased with capital raised from lenders or through security issuance. Throughout the years, there has been a reliance on banks and intermediaries for funding. As a “do-it-yourself” company, we have developed an alternative measure to provide investors with the ability to invest directly with U-Haul affiliates through the U-Haul Investors Club. Our goal is to provide our investors with a fair return. The idea of the U-Haul Investors Club was inspired by social lending, where individuals gather funds and lend to others with minimum involvement from intermediaries. Based on this concept, we have brought social lending to the corporate level. Our system gives individuals a simple and inexpensive way to invest directly in asset-backed securities. As a result, U-Notes are a hybrid of a traditional corporate note and social lending with a strong asset-backed feature. All investments by U-Haul Investors Club members are done in a self-direct manner, as we do not provide investment advice to our members.
U-Haul has been in operation since 1945. You may have seen one of our self-storage centers in your neighborhood, or you may have driven one of our rental trucks. In the U-Haul Investors Club you have the choice to invest in a specific group of assets, not relying on an investment broker, but investing directly through this website. Together, we can all benefit through this value-based investing platform. Latest news New TT 20-foot Truck Added to Fleet 1/29/2011 Providing the Right Equipment at the Lowest Cost just got 20 times easier with the recent rollout of 3,000 state -of-the art 20’ TT trucks. U-Haul official videos on YouTube

1/28/2011 You can now watch U-Haul official videos on the U-Haul video channel on YouTube N.Y. dealer Angela Chechile named businesswoman of the year 12/27/2010 U-Haul Dealer Angela Chechile recently was named New Rochelle Businesswoman of the Year. Chechile was selected by the Morning Star Society for her years of service to the community, both in her business endeavors as well as her charitable work. U-Haul Thanks Our Veterans with Four Videos 12/9/2010 In the latest of numerous endeavors U-Haul has undertaken to show support for our veterans and active troops, the Company has produced four videos thanking them for their service to our country. U-Haul Honored with Sustainability Award 9/14/2010 U-Haul joined a group of elite companies when it recently received the Alliance to Save Energy’s Galaxy Star of Energy Efficiency Award. Home About us How direct investing works Investment opportunities Frequently asked questions Contact us SEC filings Legal documents We have filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about us and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov or under the Investment Opportunities/View Full Details pages of this website. * Effective February 28, 2011. Per bankofamerica.com, bankrate.com, ing.com, and treasury.gov. Provided for comparison purposes only. Actual rates may vary. U-Haul Investors Club is not responsible nor does it guarantee accuracy of rates posted. U-Notes are not FDIC insured. © 2011 U-Haul Investors Club. All Rights Reserved.

U-Haul Investors Club™ Investing made easier™ U-Haul Investors Club benefits We have several unique features that individuals do not normally see in investment opportunities. Fixed interest rate Simple You can count on your payment without worrying about the state of the You are investing with us directly through our website and we issue U-economy. Notes directly without going through underwriters or brokers. There is no sales charge or brokerage commission and there is no fee to join. Small denominations Variety Unlike many annuities or mutual funds, you can invest in increments as small as $100. Coming soon: Trust, LLC, Parternship, Corporation, IRA and Roth IRA accounts. We make diversifying your investment portfolio easy. Backed by a specific asset U-Notes are backed by assets such as trailers, trucks, real estate and equipment. Step 1 Step 2 Step 3 The first thing to do is Sign in and transfer funds to your U- Browse investment oppportunities and join the U-Haul Investors Club. Haul Investors Club account. invest in U-Notes that work for you.

Things to consider before you invest with U-Haul Investors Club We believe in transparency, so here are a few things you should know before you start investing. U-Haul Investors Club is not for short-term investors U-Haul Investors Club members cannot easily sell or trade their U-Notes, and are required to hold the U-Note until maturity unless earlier redeemed by us in our sole discretion. Maturities range between 2 to 30 years, please review the terms in our prospectus and prospectus supplements carefully and invest accordingly. The U-Note is not FDIC insured While the money you deposit into your U-Haul Investors Club account is not insured by anyone, your investment is secured by the asset. There are risks involved As with all forms of investments, risk can only be reduced, not eliminated. View our prospectus and prospectus supplements for details on the risks of investing with U-Haul Investors Club. No pre-payment penalty We reserve the right to pay back any U-Note at any time, with no pre-payment penalties. However, we are under no obligation to do so. No corporate guarantee U-Notes are secured only by its specific collateral (the asset). AMERCO®, U-Haul International, Inc. and their respective affiliates do not guarantee your investment. There is no other guarantee or insurance for your investment. View our prospectus and prospectus supplements and all terms and conditions for details on the risks of investing with U-Haul Investors Club. No secondary market Each U-Note investment must be held until its respective maturity date. There is no secondary market for U-Notes, and you will not be able to sell the U-Note back to the company. If you want to sell your U-Note you will need to find a buyer yourself and pay a transfer and re-title fee. The current fee is $25 per transfer (Fee subject to change without prior notice). Home About us How direct investing works Investment opportunities Frequently asked questions Contact us SEC filings Legal documents We have filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about us and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov or under the Investment Opportunities/View Full Details pages of this website. * Effective February 28, 2011. Per bankofamerica.com, bankrate.com, ing.com, and treasury.gov. Provided for comparison purposes only. Actual rates may vary. U-Haul Investors Club is not responsible nor does it guarantee accuracy of rates posted. U-Notes are not FDIC insured. © 2011 U-Haul Investors Club. All Rights Reserved.

U-Haul Investors Club™ Investing made easier™ Investment opportunities Invest like the Smart Money Offering # Description % funded Rate Term Time left UIC U-Haul Center at Deptford, NJ 0.85% 7.9% 15 7 Join - View full details years days Sign in 07A UIC 5’ x 8’ Van Trailer 1.4% 4.8% 5 7 Join - View full details years days Sign in 08A UIC U-Box 0.8% 4.5% 4 7 Join - View full details years days Sign in 09A UIC TM Truck 1% 7% 10 14 Join - View full details years days Sign in 10A UIC U-Box Equipment 0% 4.1% 3 14 Join - View full details years days Sign in 11A Home About us How direct investing works Investment opportunities Frequently asked questions Contact us SEC filings Legal documents We have filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about us and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov or under the Investment Opportunities/View Full Details pages of this website. * Effective February 28, 2011. Per bankofamerica.com, bankrate.com, ing.com, and treasury.gov. Provided for comparison purposes only. Actual rates may vary. U- Haul Investors Club is not responsible nor does it guarantee accuracy of rates posted. U-Notes are not FDIC insured. © 2011 U-Haul Investors Club. All Rights Reserved.

U-Haul Investors Club™ Investing made easier™ Investment opportunities Invest like the Smart Money Offering # Description % funded Rate Term Time left UIC U-Haul Center at Deptford, NJ 0.85% 7.9% 15 7 Join - View full details years days Sign in 07A UIC 5’ x 8’ Van Trailer 1.4% 4.8% 5 7 Join - View full details years days Sign in 08A UIC U-Box 0.8% 4.5% 4 7 Join - View full details years days Sign in 09A UIC TM Truck 1% 7% 10 14 Join - View full details years days Sign in 10A UIC U-Box Equipment 0% 4.1% 3 14 Join - View full details years days Sign in 11A Home About us How direct investing works Investment opportunities Frequently asked questions Contact us SEC filings Legal documents We have filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about us and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov or under the Investment Opportunities/View Full Details pages of this website. * Effective February 28, 2011. Per bankofamerica.com, bankrate.com, ing.com, and treasury.gov. Provided for comparison purposes only. Actual rates may vary. U- Haul Investors Club is not responsible nor does it guarantee accuracy of rates posted. U-Notes are not FDIC insured. © 2011 U-Haul Investors Club. All Rights Reserved.

U-Haul Investors Club™ Investing made easier™ Investment opportunities Invest like the Smart Money Offering # Description % funded Rate Term Time left UIC U-Haul Center at Deptford, NJ 0.85% 7.9% 15 7 Join - View full details years days Sign in 07A UIC 5’ x 8’ Van Trailer 1.4% 4.8% 5 7 Join - View full details years days Sign in 08A UIC U-Box 0.8% 4.5% 4 7 Join - View full details years days Sign in 09A UIC TM Truck 1% 7% 10 14 Join - View full details years days Sign in 10A UIC U-Box Equipment 0% 4.1% 3 14 Join - View full details years days Sign in 11A Home About us How direct investing works Investment opportunities Frequently asked questions Contact us SEC filings Legal documents We have filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about us and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov or under the Investment Opportunities/View Full Details pages of this website. * Effective February 28, 2011. Per bankofamerica.com, bankrate.com, ing.com, and treasury.gov. Provided for comparison purposes only. Actual rates may vary. U- Haul Investors Club is not responsible nor does it guarantee accuracy of rates posted. U-Notes are not FDIC insured. © 2011 U-Haul Investors Club. All Rights Reserved.

U-Haul Investors Club™ Investing made easier™ Frequently asked questions Is there a fee to join or a monthly service fee? Is there a minimum balance requirement? What information do I need to provide in order to join U-Haul Investors Club? Can U-Haul employees invest? I signed up, but I didn’t get an account activation email. What should I do? What is the minimum initial deposit required to start a U-Haul Investors Club account? How do I add/withdrawal funds? How long does it take for the funds to transfer from my bank account to my U-Haul Investors Club account? How long does it take for the funds to transfer from my U-Haul Investors Club account to my bank account? Does the un-invested money in my U-Haul Investors Club account earn interest? Where can I get more detailed information before I invest in U-Notes? Are the principal and interest payments on my U-Notes automatically reinvested? When the U-Haul Investors Club makes a payment on my U-Note, does the payment go directly to my bank account? Is my investment guaranteed by the FDIC? Will I be able to sell my U-Notes? Will I be able to trade my U-Notes? Is a U-Note comparable to a Certificate of Deposit (CD) or a savings account? How does the Refer-a-Friend program work? I forgot my password or my email address, what should I do? My name has changed. How can I reflect this name-change on my U-Haul Investors Club account? Is the U-Haul Investors Club open to residents of Canada? What if the collateral securing my U-Note is stolen, lost, damaged, destroyed or taken under a condemnation? Are the U-Haul Investors Club offerings a corporate bond? Is there a fee to join or a monthly service fee? No, there is no fee to join and there are no monthly service fees. Is there a minimum balance requirement? To begin investing, your U-Haul Investors Club account must have a balance of at least $100. What information do I need to provide in order to join U-Haul Investors Club? You will need to provide an email address, mailing address, phone number, your birthday, a government issued ID number (such as driver license number, state-issued ID number, military ID number or passport number) and your social security number and some investment qualifying information in order for us to enroll you as a U-Haul Investors Club member. The information collected is for the purpose of tax reporting and other federal regulations and you will be responsible for notifying us of any changes to this information. Once you have signed up and before you start investing you will have to provide your bank account information so that your U-Haul Investors Club account can be linked to your external bank account. Membership to the U-Haul Investors Club is limited to U.S. residents.

Can U-Haul employees invest? Yes. I signed up, but I didn’t get an account activation email. What should I do? First, check your email provider’s spam or bulk email folder. You may have the email, just not in your inbox. If you’re sure you don’t have the email please try to sign in with the email address you signed up with. You will receive a message notifying you that the account is not yet activated. Then follow the instructions for requesting a new account activation email. What is the minimum initial deposit required to start a U-Haul Investors Club account? The minimum initial deposit required is $100. You can then add to or withdrawal from your U-Haul Investors Club account at any denomination. How do I add/withdrawal funds? You will need a checking or savings account linked to your U-Haul Investors Club account in order to add or withdraw funds. If you are a member and have not established the link, please sign in and click on “Add funds to your U-Haul Investors Club account”. You will then be prompted to enter information with respect to your existing bank account. For your security, we will make two small withdrawals (under $1) from your bank account that only you as the account holder will know about. When your bank account has been debited, return to http://www.uhaulinvestorsclub.com/, sign in and verify the amount of the debit. This amount will automatically be returned to your bank account in a few business days. You must verify your account in order to proceed with investing in U-Notes. How long does it take for the funds to transfer from my bank account to my U-Haul Investors Club account? Fund transfers are processed through ACH (Automated Clearing House). Funds usually post to your U-Haul Investors Club account after 3-4 business days. How long does it take for the funds to transfer from my U-Haul Investors Club account to my bank account? Fund transfers are processed through ACH (Automated Clearing House). If you initiate a transfer of funds from your U-Haul Investors Club account to your linked bank account, such funds will usually post to your bank account after 3-4 business days. Please note that in order to ensure sufficient funds, there may be up to a thirty (30) day hold on the funds you transferred from your bank account to the U-Haul Investors Club account. Therefore, you cannot withdrawal the funds you deposited to your U-Haul Investors Club account in the first 30 calendar days. Does the un-invested money in my U-Haul Investors Club account earn interest? No. Where can I get more detailed information before I invest in U-Notes? View our prospectus and prospectus supplements for details on the risks and terms and conditions of investing in U-Notes. Are the principal and interest payments on my U-Notes automatically reinvested? No, we do not automatically reinvest. However, you may offer to purchase more U-Notes with the funds in your U -Haul Investors Club account. We do not give investment advice.

When the U-Haul Investors Club makes a payment on my U-Note, does the payment go directly to my bank account? No. Payments on your U-Notes are credited to your U-Haul Investors Club account. You have the choice to (i) leave those funds as un-invested in your U-Haul Investors Club account. Please note that any such un -invested funds do not accrue interest; (ii) reinvest those funds in other U-Notes; or (iii) withdraw the funds by initiating a fund transfer from your U-Haul Investors Club account to your linked bank account. Please follow the steps on the website in order to initiate an fund transfer. You may transfer funds out of your U-Haul Investors Club account once per week (Sunday through Saturday) without fees. For any additional transfers, you will be charged a transfer fee. Please note that in order to ensure sufficient funds, there may be up to a thirty (30) day hold before the funds are transferred from your U-Haul Investors Club account to your linked bank account. Is my investment guaranteed by the FDIC? No. U-Notes are not savings accounts, deposit accounts or money market funds and are not guaranteed or insured by the Federal Deposit Insurance Corporation, the Federal Reserve or any other governmental agency. View our prospectus and prospectus supplements and all terms and conditions for details on the risks of investing with U-Haul Investors Club. Will I be able to sell my U-Notes? There is no secondary market for you to post or sell U-Notes. However, you are entitled to transfer your U-Note to another investor as long as he/she is a U-Haul Investors Club member. The transfer and re-title fee is $25 per transfer (fee subject to change). Accordingly, you must be prepared to hold each U-Note investment until its respective maturity date. Will I be able to trade my U-Notes? No, you are not able to trade U-Notes. There is no secondary market for U-Notes. Accordingly, you must be prepared to hold each U-Note investment until its respective maturity date Is a U-Note comparable to a Certificate of Deposit (CD) or a savings account? No, a U-Note is not comparable to a CD or a savings account. When you purchase a U-Note, you are lending money to us. We repay that loan by making scheduled re-payments to you. These re-payments will include both principal and interest. The principal re-payments reduce your existing U-Note balance. Your interest payments are calculated based on the current outstanding principal balance left on your U-Note. Before investing, you should review the payout schedule of your proposed U-Note investment by clicking on ‘View payment schedule’ under the full details of a U-Note. In addition, unlike most CDs and savings accounts, U-Notes are not FDIC insured and cannot be redeemed (or ‘cashed-out’) by you at your option under any circumstances. U-Notes must be held by investors until the stated maturity date, unless earlier redeemed by us in our sole discretion. How does the Refer-a-Friend program work? The Refer-a-Friend program is available to U-Haul Investors Club members who have owned a U-Note. You may send out referrals to the U-Haul Investors Club to as many people as you would like. Your account will be credited when your friend joins the U-Haul Investors Club, subscribes to purchase a U-Note and the U-Note is issued to that person. You may receive referral credits for up to five friends per twelve-month period of time starting when you receive your first credit. Each credit is currently worth $25 towards your U-Note purchase, and you can only use it to purchase U-Notes. The Refer-a-Friend program may be discontinued by us at anytime without prior notice. I forgot my password or my email address, what should I do? On the sign in page click ‘Trouble signing in?’ to recover or reset your sign in information. My name has changed. How can I reflect this name-change on my U-Haul Investors Club acco unt? Please contact us at info@uhaulinvestorsclub.com or fax (602) 263-6825 and supply a copy of (i) your driver license or other form of government issued identification that shows your name before you made the legal name change, and (ii) the legal documentation to support your name change (Example: Your marriage certificate). For business entities, please supply the name-change documentation issued by the applicable Secretary of State office or other governing body. Is the U-Haul Investors Club open to residents of Canada? The U-Haul Investors Club is currently only available to U.S. residents. We may consider extending the program to Canadian residents in the future. What if the collateral securing my U-Note is stolen, lost, damaged, destroyed or taken under a condemnation? While any form of loss or damage to the asset will reduce the value of your collateral, our obligation to repay the U-Note in full will continue exists. In the event of a loss, you will remain secured in the remaining collateral securing your U-Note. We have no obligation to replace or repair collateral. In the event of such a loss, we have the choice to payoff the remaining balance of the U-Note or to continue making the scheduled payments. Please refer our prospectus and prospectus supplements for more detailed information. Are the U-Haul Investors Club offerings a corporate bond? No. Corporate bonds are typically not secured by any collateral and are issued by underwriters from investment banks. Corporate bonds are often listed on major exchanges and have credit ratings assigned by the credit rating agencies. At U-Haul Investors Club, no underwriters or other third-party has been engaged to facilitate of the Notes in the offerings. Our Notes are backed by collateral, and they are not listed under any exchange and are not rated by any credit rating agencies. Home About us How direct investing works Investment opportunities Frequently asked questions Contact us SEC filings Legal documents We have filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about us and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov or under the Investment Opportunities/View Full Details pages of this website. * Effective February 28, 2011. Per bankofamerica.com, bankrate.com, ing.com, and treasury.gov. Provided for comparison purposes only. Actual rates may vary. U-Haul Investors Club is not responsible nor does it guarantee accuracy of rates posted. U-Notes are not FDIC insured. © 2011 U-Haul Investors Club. All Rights Reserved.

U-Haul Investors Club™ Investing made easier™ Contact us Your name Your email address Comments Home About us How direct investing works Investment opportunities Frequently asked questions Contact us SEC filings Legal documents We have filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about us and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov or under the Investment Opportunities/View Full Details pages of this website. * Effective February 28, 2011. Per bankofamerica.com, bankrate.com, ing.com, and treasury.gov. Provided for comparison purposes only. Actual rates may vary. U-Haul Investors Club is not responsible nor does it guarantee accuracy of rates posted. U-Notes are not FDIC insured. © 2011 U-Haul Investors Club. All Rights Reserved.

Example Payout Schedule ® (from previous offering) Appliance Dolly ™ U-Note payment schedule Investors Club for $100 at 4.5%, 3 year term paid quarterly in arrears. Investing made easier ™ Total Quarterly U-Note payment payment balance Principal Interest to you 1$ 100.00 $11.25 $1.13 $12.38 2$ 88.75 $11.25 $1.00 $12.25 3$ 77.50 $11.25 $0.87 $12.12 4$ 66.25 $11.25 $0.75 $12.00 5$ 55.00 $ 8.25 $0.62 $ 8.87 6$ 46.75 $ 8.25 $0.53 $ 8.78 7$ 38.50 $ 8.25 $0.43 $ 8.68 8$ 30.25 $ 8.25 $0.34 $ 8.59 Contact: info@uhaulinvestorsclub.com 9$ 22.00 $ 5.50 $0.25 $ 5.75 We have fi led a registration statement (including a prospectus) with 10$ 16.50 $ 5.50 $0.19 $ 5.69 the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read 11$ 11.00 $ 5.50 $0.12 $ 5.62 the prospectus in that registration statement and other documents we have fi led with the SEC for more complete information about us and this offering. You may get these documents for free by visiting EDGAR 12$ 5.50 $ 5.50 $0.06 $ 5.56 on the SEC website at sec.gov or under the “SEC fi lings” page of the Fair Returns on U-Haul Investors Club website. U-Notes are not FDIC insured. Totals: $ 0.00 $100.00 $6.29 $106.29 Asset-Backed Investments™ Printed on recycled paper. uhaulinvestorsclub.com 10% Thank you for recycling. UH-10306-BRO-01(0) ©2/11 U-HAUL INT’L

About us The U-Haul® Investors Club was founded by AMERCO®and U-Haul International, Inc., the leader in the “do-it-yourself” moving and self-storage business. Traditionally, U-Haul assets were purchased with capital raised from lenders or through security issuance. Throughout the years, there has been a reliance on banks and intermediaries for funding. As a “do-it-yourself” company, we have developed an alternative measure to provide investors with the ability to invest directly with U- Haul affi liates through the U-Haul Investors Club. Our goal is to provide our investors with a fair return. The idea of the U-Haul Investors Club was inspired by social lending, where individuals gather funds and lend to others with minimum involvement from intermediaries. Based on this concept, we have brought social lending to the corporate level. Our system gives individuals a simple and inexpensive way to invest directly in asset-backed securities. As a result, U-Notes are a hybrid of a traditional corporate note and social lending with a strong asset-backed feature. All investments by U-Haul Investors Club members are done in a self-direct manner, as we do not provide investment advice to our members. What is collateral? Collateral is an asset that backs an investment. Typical examples of collateral loans are your home or car loan. One benefi t of U-Note investing is that the investments are collateralized by a free and clear asset, such as a truck, trailer, storage facility, or U-Box. How it works U-Note Investing: Secured Notes. No sales charges. No fees to join. The simple & inexpensive way to invest. You Directly Full Investment Invest Smaller Amounts is Used by Company of Money Fair Interest and Principal Returned Allows for more re-investing U-Haul Investors Club benefi ts We have several unique features that individuals do not normally see in investment opportunities. Fixed interest rate You can count on your payment. Small denominations Unlike many annuities or mutual funds, you can invest in increments as small as $100. Backed by a specifi c asset U-Notes are backed by assets such as trailers, trucks, real estate and rental equipment. How to purchase U-Notes Step 1 The fi rst thing to do is join the U-Haul Investors Club at uhaulinvestorsclub.com. No fees to join. Step 2 Sign in and transfer funds to your U-Haul Investors Club account. Step 3 Browse investment opportunities and invest in U-Notes that work for you. Description of asset (An example from previous offering) Name of asset: Appliance Dolly Category: Rental Item Financial data Number of units: 2,548 Funding amount: $254,800 Offering date: 2/3/2011 Offering close date: 2/17/2011* Interest begins: 2/22/2011* Offering matures: 3 years after interest begins Term 3 years Based on a 360 day year Interest rate: 4.5% Accelerated principal pay down: First year: 45% Next year: 33% Next year: 22% Minimum increment: $100 Payment method: quarterly in arrears Prospectus supplement: UIC-01A *The closing date may be extended or shortened by us, in our discretion. Interest begins no more than 5 business days after the closing date, and will be adjusted accordingly, based upon any adjustments to the closing date. In such event, the initial payment date and the Note maturity date will also have corresponding adjustments. The defi nitive documents will be executed and made available to investors following the closing date. Please visit uhaulinvestorsclub.com for current offerings. Example payout schedule on the reverse side.

U-Haul Investors Club
Introduction
Hello, welcome to the U-Haul Investors Club. My name is Jim Shoen. I’m a 30 year U-Haul employee. U-Haul Investors Club is a place where you can get fair returns on asset-backed securities. Anyone who might consider investing in the U-Haul Investors Club should know something about U-Haul. U-Haul’s been a trusted name since 1945. U-Haul has over 200,000 pieces of rolling rental equipment in the United States and Canada; over 1,400 company stores; more than 15,000 independent dealers; more than 18,000 employees. We’ve been here for a long time and we’re not planning on going anywhere.
Who is AMERCO?
AMERCO is a Nevada based company that owns U-Haul, Repwest, Oxford Life, and Amerco Real Estate Company. Together they make up the AMERCO family of companies.
Why are we doing this?
Who is the type of person that we would like to see join the U-Haul Investors Club? Well, hopefully it’s someone who has seen or used or knows about U-Haul. Possibly a U-Haul employee; a U-Haul dealer; a vendor to U-Haul; a U-Haul customer. People that know who U-Haul is. This is a social lending atmosphere. We’re wanting to borrow money from people who we do business with. So by having this U-Haul Investors Club we’re able to offer participation in these debt securities in increments as low as $100. This allows nearly every individual investor who would like to participate to participate in the U-Haul Investors Club, earn a fair return and have a relatively secure asset-backed investment.
Collateral
One of the key features of the U-Haul Investors Club is that all of these investments are backed by an asset. That’s called collateral. Collateral would be like your home. If you have a mortgage, the bank or the lender has collateral. It’s your house. You get a loan on your car, the lender on that has your car, your vehicle as collateral. That’s a very important differentiation in investing. If you happen to be looking at other investments, ask yourself or your investment advisor, “What is the collateral on this? What happens if something goes bad? Do I have any recourse?” U-Haul Investor Club notes that are issued are all collateralized by some asset. A typical asset would be a U-Haul truck, a U-Haul trailer, a U-Haul facility. It could be a U-Haul rental center, a U-Haul storage center. It might be a U-Haul shop or a manufacturing plant. But in all cases they are collateralized by an asset that’s free and clear and the investors in this have a first position on that asset.

Assets
The assets that are collateralizing these notes through the U-Haul Investors Club are assets that hopefully you are comfortable with, that you’ve seen before and that you know where they’re at essentially. You can go right down to any U-Haul center or dealer and look at most of these assets so you have an idea of what it is that’s securing your investment.
Lending money
What is investing? Investing can be broken down into two major categories. There is lending of money and then there is purchasing interest in a business. That would be debt or equity. That would be kind of the technical terms for it. The U-Haul Investors Club is where you would be lending money. The money would be lent at a rate and a term that is specified in the offering. And the issuer, AMERCO, is agreeing to pay you back your interest and your capital over a certain time period. The U-Haul Investors Club allows you to pick the type of investment that you’re most comfortable with. You can pick an investment that is a shorter term or you can pick an investment that’s a longer term. You can pick an investment that may be, for instance, rental equipment — trucks or trailers — or maybe you’re more comfortable with the real estate backed type of investment. In any case there’s many different choices. And at any given time there should be multiple choices available to you. Some investors may want to put some of their money in one type of investment and some in another investment. Or if you’re looking more long term or short term, the length of the investment may matter to you.
How do I get started?
How do you start investing with the U-Haul Investors Club? First you would complete the online application and link your U.S. checking account to your U-Haul Investor Club account. Once they’re linked, you can then transfer money from your personal checking account or savings account into your U-Haul Investor Club account. Once the money arrives, you’re ready to start investing.
Requirements
The U-Haul Investors Club is a friendly and easy method for you to invest. The requirements to become a member of the U-Haul Investors Club are simple. One, you need to have Internet access. This is an Internet based investment platform. The second is you need to be a U.S. resident. The third is that you need to have a U.S. bank account. And the fourth is you need to have $100.
Fees
One really nice feature of the U-Haul Investors Club is there are no fees. So we’re not going to charge you anything to join the U-Haul Investors Club and there’s no fee when you place an investment. So feel comfortable in knowing that you’re getting the best return that we can afford to pay out.
Fair return
What is a fair return? A fair return is an amount that a corporation can pay for borrowing money from someone. It’s a rate at which the customers of the corporation are also willing to pay. So with U-Haul Investor Club, we’re not necessarily paying the highest return that you might find somewhere else, but we’re paying a return that we can afford and that hopefully will be satisfactory for you as an investor.